                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

                               (Amendment No. 7)


Filed by the Registrant [ ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:


[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                    AMERICAN RETIREMENT VILLAS PROPERTIES II,
                        A CALIFORNIA LIMITED PARTNERSHIP

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                (Name of Registrant as Specified in its Charter)
                        Atria Senior Living Group, Inc.
                            ARV ASSISTED LIVING, INC.

                            ARVP II ACQUISITION, L.P.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ] No fee required.

[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)      Title of each class of securities to which transaction applies:
         Limited Partnership Units

(2)      Aggregate number of securities to which transaction applies:
         16,697.566
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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
           $300
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(4)      Proposed maximum aggregate value of transaction:
           $5,009,209.80*
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(5)      Total fee paid:
           $635**
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[X] Fee paid previously with preliminary materials.

 * Estimated for purposes of calculating the amount of filing fee only. Transaction value was derived by multiplying 16,697.566 (the number of units of limited partnership interest of registrant outstanding as of March 24, 2004 that are not held by ARV or its subsidiaries) by $300 (the offer price).

** The amount of the filing fee, calculated in accordance with Rule 0-11 of the Securities and Exchange Act of 1934, as amended, and Fee Advisory #7 for Fiscal Year 2004 issued by the Securities and Exchange Commission on January 26, 2004, equals 0.012670% of the transaction valuation.

[X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount previously paid: $353.92

    (2) Form, Schedule or Registration Statement No.: Schedule 14A

    (3) Filing Party: ARV Assisted Living, Inc., Atria Senior Living Group, Inc., and ARVP II Acquisition, L.P.

    (4) Date Filed: January 21, 2004

                                                               Exhibit (a)(1)(N)

FOR IMMEDIATE RELEASE
Contact: Shari Eastwood
Telephone Number: (866) 275-3707

                  ARVP II ACQUISITION, L.P. EXTENDS OFFER FOR
                    AMERICAN RETIREMENT VILLAS PROPERTIES II
                    -- AT PURCHASE PRICE OF $350 PER UNIT --
                              UNTIL JULY 9, 2004

COSTA MESA, C.A. - (BUSINESS WIRE) - June 21, 2004 - ARV II Acquisition, L.P. (the "Purchaser") announced today that it has extended the expiration date of its offer to purchase all of the limited partnership units (other than units owned by ARV Assisted Living, Inc. or its affiliates) of American Retirement Villas Properties II, a California limited partnership, (the "Partnership"), and the related consent solicitation to 11:59 p.m. Eastern time, on July 9, 2004, unless further extended (the "Expiration Date"). The offer and the related consent solicitation are each being made pursuant to the Purchaser's Offer to Purchase and Consent Solicitation Statement, dated March 24, 2004 (the "Offer to Purchase").

If the offer and consent solicitation are further extended, the Purchaser will issue a press release no later than 9:00 a.m., Eastern time, on the next business day after the day on which the offer and consent solicitation were previously scheduled to expire.

The Purchaser has offered to purchase all the units (other than units held by ARV Assisted Living, Inc. or its affiliates) for a purchase price of $350 per unit in cash, less the amount of any cash distributions made or declared with respect to the units on or after March 24, 2004, in accordance with the terms of the Offer to Purchase. The related consent solicitation would allow the Purchaser to effect a merger pursuant to which each unit (other than units held by ARV Assisted Living, Inc. or its affiliates) not validly tendered in the offer or withdrawn would be converted into the right to receive $350 per unit, as more fully described in the Offer to Purchase. ARV Assisted Living, Inc., the general partner of the Partnership, directly or indirectly wholly-owns the Purchaser, and is a wholly-owned subsidiary of Atria Senior Living Group, Inc. ARV Assisted Living, Inc. also owns approximately 52.5% of the limited partnership units of the Partnership.

As of June 17, 2004, approximately 6574.85 units, or approximately 39% of all outstanding units (other than units held by ARV Assisted Living, Inc. or its affiliates) had been validly tendered and not withdrawn. Approximately 92% of the unitholders who have voted on the proposal to effect the merger to date have consented to the terms of the merger.

Unitholders who wish to receive the $350 per unit offer price must complete the Agreement of Assignment and Transfer previously sent to unitholders in accordance with the Offer to Purchase and deliver it to the Purchaser's information agent to the attention of American Retirement Villas Properties II, c/o ACS Securities Services, Inc., 3988 N. Central Expressway, Building 5, 6th